UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 18, 2015

Date of Report

(Date of earliest event reported)

FUTURE HEALTHCARE OF AMERICA

(Exact name of registrant as specified in its charter)

WYOMING	000-54917	45-5547692
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

420 Royal Palm Way, Suite 100

Palm Beach, Florida  33480

(Address of principal executive offices)

(561) 693-1422

Registrant's telephone number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On June 18, 2015, Future Healthcare of America, a Wyoming corporation (the “Company”) and F3 & Associates, Inc., a California corporation (“F3”) executed a non-binding letter of intent to exchange at least a majority of the Company’s unregistered, unissued shares of common stock for all of the issued and outstanding shares of F3 (the “Letter of Intent”). F3 is a leading provider of precision measurement, 3D visualization, data management services designed to reduce downtime and mitigate risk for critical, capital-intensive industrial assets such as oil refineries, power plants and other high-traffic sites.

The final amount of the Company’s shares of common stock to be exchanged (the “Exchange Shares”) will be specified in a Share Exchange Agreement discussed below. The Exchange Shares will be delivered by the Company to the shareholders of F3 at closing. Upon completion of the transaction, F3 will become a wholly owned subsidiary of the Company and the former F3 shareholders are expected to own a controlling interest in our Company.

The closing of the proposed Share Exchange Agreement will be conditioned upon the completion of a private offering of the Company’s securities in an amount and pursuant to terms reasonably approved by the Company and the F3 shareholders, as well a retirement of certain F3 debt.

The closing is further conditioned on entry into an agreement and plan to spin-off of the Company’s current healthcare business to the Company’s shareholders of record immediately prior to the closing of the Share Exchange Agreement. The spin-off is anticipated to be conducted by means of an S-1 Registration Statement, and should result in the Company’s healthcare business becoming a separately traded public company. Certain other closing conditions, customary representations and warranties, and consents of the F3 shareholders are contemplated by the Letter of Intent.

Following the closing of the Share Exchange Agreement, we intend to continue F3’s historical businesses discussed above, including changing our corporate name and replacing at least a majority of the Company’s Board of Directors with appointees of F3.

The Letter of Intent contains customary non-disclosure provisions and will terminate upon the earlier of: (a) July 15, 2015; and (b) the execution and delivery of a Merger Agreement; provided, however, that the non-disclosure provisions shall survive the termination of the Letter of Intent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTURE HEALTHCARE OF AMERICA,

a Wyoming corporation

Dated:  June 22, 2015

By /s/ Christopher J. Spencer

Christopher J. Spencer, President